As filed with the Securities and Exchange Commission on September 24, 2007.
Registration No. 333-57972

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to
Form S-1 on Form S-3
Registration Statement
Under the Securities Act of 1933

CRAY INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	93-0962605
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)
411 First Avenue South, Suite 600
Seattle, Washington
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Kenneth W. Johnson,
Senior Vice President, General Counsel
and Corporate Secretary
Cray Inc.
411 First Avenue South
Suite 600
Seattle, WA 98104-2860
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Name, address, including zip code, and
telephone and facsimile numbers, including area code, of agent for service)

Copy to:
L. John Stevenson, Jr.
Stoel Rives LLP
One Union Square, 36th Floor
Seattle, WA 98101-3197
(206) 624-0900 (telephone)
(206) 386-7500 (facsimile)

Approximate date of commencement of proposed sale to the public:
From time to time after this post-effective amendment becomes effective
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction l.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) un the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE
     This Post Effective Amendment No. 2 to Form S-1 on Form S-3 is being filed to convert the registration statement of Cray Inc. on Form S-1 (Registration No. 333-57972) into a registration statement on Form S-3.
     All numbers of shares of Cray Inc. common stock, per share calculations and trading prices and similar information involving Cray Inc. common stock in this post-effective amendment to the registration statement, including in the prospectus included herein, have been adjusted to reflect a one-for-four reverse stock split of Cray common stock that became effective on June 8, 2006. Such information in documents dated prior to June 8, 2006, that are incorporated by reference herein do not reflect the reverse stock split.

The information in this prospectus is not complete and may be changed. These securities may not be sold using this prospectus until the post-effective amendment filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS, Subject to Completion, dated September 24, 2007
CRAY INC.
1,284,852 shares of common stock
     These shares of common stock are issuable upon exercise of common stock purchase warrants owned by the selling shareholder and may be offered and sold from time to time by him.
     The selling shareholder may sell the shares at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares. For additional information on the selling shareholder’s possible methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”
     Our common stock is traded on the Nasdaq Global Market under the symbol “CRAY.” On September 21, 2007, the closing price for our common stock was $7.01 per share.
     All numbers of shares of our common stock in this prospectus, as well as per share and similar calculations involving our common stock, reflect the one-for-four reverse stock split effected on June 8, 2006. Such information in documents dated prior to June 8, 2006, that are incorporated by reference into this prospectus do not reflect the one-for-four reverse stock split.
     Investing in the common stock underlying the warrants involves significant risks. Before purchasing any of the common stock, you should carefully consider the “Risk Factors” contained in our quarterly report on Form 10-Q for the quarter ended June 30, 2007, and our future filings with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES, OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is                     , 2007.

     This prospectus does not constitute an offer of, or an invitation to purchase, any of the shares of common stock underlying the warrants in any jurisdiction in which, or to any person to whom, such offer or invitation would be unlawful. In making your investment decision, you should only rely on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated information, as applicable. Neither the delivery of this prospectus nor any sales of the common stock shall, under any circumstances, create any implication that there has been no change in the affairs of Cray Inc. after the date of this prospectus.

     You should rely only on information contained or incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference” on page 7. Neither we nor the selling shareholder has authorized any other person to provide you with information different from that contained in this prospectus.
     The shares of common stock are not being offered in any jurisdiction where the offering is not permitted.

OUR BUSINESS
     We design, develop, manufacture, market and service high performance computing (“HPC”) systems, commonly known as supercomputers. Our supercomputer systems provide capability, capacity and sustained performance far beyond typical server-based computer systems and address challenging scientific and engineering computing problems.
     We believe we are well-positioned to meet the HPC market’s demanding needs by providing superior supercomputer systems with performance and cost advantages when sustained performance on challenging applications and total cost of ownership are taken into account. We differentiate ourselves from our competitors primarily by concentrating our research and development efforts on the processing, interconnect and software capabilities that enable our systems to scale — that is, to continue to increase performance as our systems grow in size. Purpose-built for the supercomputer market, our systems balance highly capable processors, highly scalable software and very high speed interconnect and communications capabilities.
     We focus our sales and marketing activities on government agencies, industrial companies and academic institutions that purchase high end HPC systems. We sell our products primarily through a direct sales force that operates throughout the United States and in Canada, Europe, Japan and Asia-Pacific. Our supercomputer systems are installed at more than 100 sites in over 20 countries.
     We were incorporated under the laws of the State of Washington in December 1987 under the name Tera Computer Company. We changed our corporate name to Cray Inc. in connection with our April 2000 acquisition of the Cray Research operating assets from Silicon Graphics, Inc. Our corporate headquarter offices are located at 411 First Avenue South, Suite 600, Seattle, Washington, 98104-2860, our telephone number is (206) 701-2000 and our website address is: www.cray.com. The contents of our website are not incorporated by reference into this Prospectus or our other SEC reports and filings.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference ‘‘forward-looking statements’’ that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. We assume no obligation to update these forward-looking statements. The risks, uncertainties and assumptions referred to above include the following: significantly fluctuating operating results with possibility of periodic losses; the need for increased product revenue and margin, particularly from our Cray XT4 and successor massively parallel systems; completion of the development of the Cray XMT and BlackWidow systems; our reliance on third-party suppliers to build and timely deliver components that meet our specifications; the technical challenges of developing new supercomputer systems on time and budget; competitive pressures from established companies well known in the high performance computer market and system builders and resellers of systems constructed from commodity components; the timing and level of government support for supercomputer system purchases and development; a volatile stock price; our ability to attract, retain and motivate key employees and other risks that are described from time to time under ‘‘Risk Factors” in our SEC reports. In various reports that we file with the SEC, and that have been or may be incorporated by reference herein, we rely on and refer to information and statistics regarding the markets for various products. We obtain this information from third party sources, discussions with our customers and our own internal estimates. We believe that these third-party sources are reliable, but we have not independently verified them and we cannot assure you that they are accurate.

SELLING SHAREHOLDER
     On June 21, 1999, we issued a warrant to Terren S. Peizer in exchange for $200,000. The warrant, which fully vested on June 21, 2001, is exercisable for 1,284,852 shares of our common stock at an exercise price of $10.12 per share and expires on June 21, 2009. The exercise price will be proportionately adjusted for any split in the outstanding shares of our common stock or a dividend on our common stock that is paid in common stock.
     Mr. Peizer subsequently transferred record ownership to the warrant to Laphroig LLC and Chinaco LLC which, in turn, on April 27, 2007, transferred the record ownership of the warrants into street name. Mr. Peizer remains the beneficial owner and has dispositive power over the warrants and underlying shares and is listed as the “selling shareholder. ”
     As of September 18, 2007, the selling shareholder held no shares of our common stock. The shares covered by this prospectus include only the shares of common stock issuable to the selling shareholder upon the exercise of the warrant described above. All of the shares covered by this prospectus are being sold for the account of the selling shareholder.

Ownership After Offering
	Shares		if All Shares Offered
Selling	Owned Before	Shares Being	in Offering Are Sold
Shareholder (1)	Offering (2)	Offered	Shares (3)	Percent
Terren S. Peizer	0	1,284,852	0	n/a

(1)	Terren S. Peizer has voting and dispositive powers over the shares underlying the warrants, which are held in street name.

(2)	Does not include the shares issuable upon exercise of the warrants nor 4,500 shares issuable to Mr. Peizer upon exercise of stock options.

(3)	Does not include 4,500 shares issuable to Mr. Peizer upon exercise of stock options.
     Mr. Peizer served as the chairman of our board of directors from June 25, 1999 to December 21, 2000, and as a director from June 25, 1999, to February 12, 2002.

PLAN OF DISTRIBUTION
     We have registered the shares covered by this prospectus for the selling shareholder. He or his pledgees, donees, transferees or other successors in interest may sell the shares in the over-the-counter market or in other transactions, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The shares may also be sold by one or more of the following methods:
•     a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, in order to facilitate the transaction;
•     purchases by a broker or dealer, as principal, in a market maker capacity or by other means and resale by the broker or dealer for its account under the terms of the prospectus; or
•     ordinary brokerage transactions and transactions in which a broker solicits purchases.
     We will pay the costs and fees of registering the shares, but the selling shareholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. We and the selling shareholder each have agreed to indemnify the other against specified liabilities, including liabilities arising under the Securities Act of 1933, that relate to statements or omissions in the registration statement of which this prospectus forms a part.
     Regulation M under the Securities Exchange Act of 1934 provides that during the period that any person is engaged in the distribution of our common stock, the person engaged in the distribution generally may not purchase shares of our common stock. The selling shareholder is subject to applicable rules, regulations and provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholder and may affect the marketability of our common stock.
     The selling shareholder may negotiate and pay brokers or dealers commissions, discounts or concessions for their services. In making sales, brokers or dealers engaged by the selling shareholders may allow other broker or dealers to participate. However, the selling shareholder and any brokers or dealers involved in the sale or resale of the shares may qualify as underwriters within the meaning of section 2(a)(11) of the Securities Act of 1933. In addition, the brokers’ or dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act of 1933. If the selling shareholder qualifies as an underwriter, he will be subject to the prospectus delivery requirements of section 5(b)(2) of the Securities Act of 1933.

          The selling shareholder may also:
     •     agree to indemnify any broker or dealer or agent against liabilities related to the selling of the shares, including liabilities arising under the Securities Act of 1933;
     •     transfer his shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or
     •     sell his shares under Rule 144 of the Securities Act of 1933 rather than under this prospectus, if the transaction meets the requirements of Rule 144.
               Upon notification by the selling shareholder that any material arrangement has been entered into with a broker or dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required by Rule 424(b) under the Securities Act of 1933, disclosing the material terms of the transaction.
LEGAL MATTERS
     For purposes of this offering, Kenneth W. Johnson, Cray’s general counsel, has rendered an opinion on the validity of the common shares. As of the date of this prospectus, Mr. Johnson held 47,395 shares of Cray’s common stock and options exercisable for 118,022 shares of Cray’s common stock.
EXPERTS
          The financial statements and related financial statement schedule as of December 31, 2005, and 2006, and for the two years then ended, and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Peterson Sullivan PLLC, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference (which reports express (1) an unqualified opinion on the financial statements, (2) an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
          The financial statements and related financial statement schedule for the year ended December 31, 2004, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and related financial statement schedule and includes an explanatory paragraph related to the restatement described in Note 20 to the financial statements), which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LIMITATION OF LIABILITY AND INDEMNIFICATION
          Our Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to Cray or its shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Restated Bylaws provide that Cray will indemnify its directors and, by action of the Board of Directors, may indemnify its officers, employees and other agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cray pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
               The SEC allows us to “incorporate by reference” into this prospectus the publicly filed reports described below, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We specifically incorporate by reference in this prospectus the following documents we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, which we refer to hereafter as the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or 7.01 of Current Reports on Form 8-K or other applicable SEC rules) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholder has sold all the shares:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 9, 2007;

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on June 20, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed on May 8, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed on August 7, 2007;

•	our Current Report on Form 8-K, filed on January 4, 2007;

•	our Current Report on Form 8-K, filed on January 9, 2007;

•	our amended Current Report on Form 8-K, filed on February 12, 2007;

•	our Current Report on Form 8-K, filed on February 16, 2007;

•	our Current Report on Form 8-K, filed on March 27, 2007;

•	our current Report on Form 8-K, filed on May 4, 2007;

•	our current Report on Form 8-K, filed on June 5, 2007;

•	our current Report on Form 8-K, filed on June 7, 2007;

•	our current Report on Form 8-K, filed on August 3, 2007;

•	our current Report on Form 8-K, filed on August 21, 2007;

•	our Definitive Proxy Statement for the 2007 annual meeting of our shareholders, filed on March 30, 2007; and

•	The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.
               These filings are available at the SEC’s website, www.sec.gov, as well as our website, www.cray.com. We will furnish without charge to you, on written or oral request, a copy, excluding exhibits, of any or all of the documents incorporated by reference. You should direct any requests for documents to Investor Relations, Cray Inc., 411 First Avenue South, Suite 600, Seattle, Washington 98104, telephone (206) 701-2000.
          The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.
               Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. For a more detailed evaluation, you should refer to the copy of the contract or other document filed as an exhibit to the Registration Statement.
          You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other the date on the front of this prospectus or the dates of the incorporated documents.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
               This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Information in the registration statement has been omitted from this prospectus as permitted by the Securities and Exchange Commission’s rules. We file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement of which this prospectus constitutes a part and any other materials that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you free of charge on that SEC web site at http://www.sec.gov.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
          The following table sets forth the costs and expenses payable by the Company in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$3,251
Legal fees and expenses	8,000
Accounting fees and expenses	2,000
Printing fees and expenses	4,000
Miscellaneous	1,749

Total	$19,000

Item 14. Indemnification of Directors and Officers.
     Article VII of the Company’s Restated Articles of Incorporation and Section 10 of the Company’s Restated Bylaws require indemnification of officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the “Act”). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation’s board of directions to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.
     Section 23B.08.320 of the Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the Company’s Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the Company and its shareholders.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit
Number	Description

3.1	Restated Articles of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

4.2	Form of Common Stock Purchase Warrants due June 21, 2009 (3)

5.1	Opinion on Legality (4)

23.1	Consent of Peterson Sullivan PLLC, ,Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP ,Independent Registered Public Accounting Firm

24.1	Power of Attorney for certain directors and officers (3)

24.2	Power of Attorney for additional directors and officers (5)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on June 8, 2006.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the Commission on February 12, 2007

(3)	Incorporated by reference to the Registration Statement on Form S-3, Registration No. 333-57972, as filed with the Commission on March 30, 2001.

(4)	Incorporated by reference to the Company’s Registration Statement on Form S-3/A, Registration No. 333-57972, as amended and filed with the Commission on July 27, 2001 .

(5)	Incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Form S-3 on Form S-1, Registration No. 333-57972, as filed with the Commission on July 12, 2006.
Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on September 24, 2007.

CRAY INC.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this Registration Statement has been duly signed by the following persons on September 24, 2007, in the capacities indicated.

/s/ Peter J. Ungaro* Peter J. Ungaro	President, Chief Executive Officer and Director

/s/ Brian C. Henry* Brian C. Henry	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth D. Roselli* Kenneth D. Roselli	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ William C. Blake* William C. Blake	Director

/s/ John B. Jones, Jr.* John B. Jones, Jr.	Director

/s/ Stephen C. Kiely* Stephen C. Kiely	Director

/s/ Frank L. Lederman* Frank L. Lederman	Director

/s/ Sally G. Narodick* Sally G. Narodick	Director

/s/ Daniel C. Regis* Daniel C. Regis	Director

/s/ Stephen C. Richards* Stephen C. Richards	Director

*By	/s/ Kenneth W. Johnson Kenneth W. Johnson
Attorney-in-Fact